UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2021 (February 15, 2021)

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of principal executive offices, including zip code)

+1 (414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 16, 2021, Rockwell Automation, Inc. (the “Company”) announced the appointment of Nicholas Gangestad as Senior Vice President and Chief Financial Officer of the Company effective March 1, 2021. Mr. Gangestad will succeed Steven Etzel, who has served as interim Senior Vice President and Chief Financial Officer since November 2020. Mr. Etzel will remain with the Company in the role of Senior Vice President, Finance until his retirement later this year to assist with transition.

Mr. Gangestad, age 56, served as Senior Vice President and Chief Financial Officer of 3M, a publicly traded diversified technology company, from June 2014 until June 2020. Mr. Gangestad previously held other roles with 3M serving as Vice President, Corporate Controller and Chief Accounting Officer from 2011 to 2014, Director of Corporate Accounting from 2007 to 2011, and Director of Finance and I.T., 3M Canada from 2003 to 2007.

On February 14, 2021, the Compensation and Talent Management Committee of our Board of Directors approved compensation arrangements for Mr. Gangestad as the Company’s Senior Vice President and Chief Financial Officer. Mr. Gangestad will receive an annual salary of $800,000, with an annual incentive compensation plan target of 100% of his annual salary prorated for months of service in fiscal 2021. On March 1, 2021, Mr. Gangestad will receive an award of restricted stock units with a value of $4,000,000 vesting one-third per year on each of the first, second and third anniversaries of the date of the award. The terms and conditions of the restricted stock unit award are consistent with the terms and conditions of restricted stock unit awards made to senior executive officers under the Company’s 2020 Long-Term Incentives Plan on December 10, 2020, as set forth in the form of restricted stock unit agreement for restricted stock units awarded to executive officers of the Company after December 9, 2020 previously filed by the Company with the Securities and Exchange Commission. The specific number of restricted stock units to be awarded will be determined on March 1, 2021 based on the closing price of our common stock on the New York Stock Exchange on that date. In addition, Mr. Gangestad will receive a sign-on cash payment of $750,000 payable in March 2021, which is subject to repayment if Mr. Gangestad voluntarily resigns or is terminated by the Company for specified reasons within two years after the payment date. Mr. Gangestad will also be entitled to relocation assistance in accordance with the Company’s relocation program.

The Compensation and Talent Management Committee also approved a change of control agreement between the Company and Mr. Gangestad to be entered into on March 1, 2021. The agreement becomes effective if there is a change of control of the Company on or after March 1, 2021 and before October 1, 2022. The terms and conditions set forth in the agreement are substantially the same as those set forth in the form of change of control agreement dated as of September 30, 2019 for certain officers previously filed by the Company with the Securities and Exchange Commission. In addition, the Compensation and Talent Management Committee approved a letter agreement between the Company and Mr. Gangestad to be entered into on March 1, 2021 with respect to the reimbursement of certain compensation in the event of certain restatements of the Company’s financial statements. The terms and conditions set forth in the letter agreement are substantially the same as those set forth in the letter agreement dated February 7, 2017 previously filed by the Company with the Securities and Exchange Commission. Mr. Gangestad will also be subject to our recoupment policy for officers described in our proxy statement dated December 15, 2020.

The selection of Mr. Gangestad to serve as Senior Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no transactions between Mr. Gangestad and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On February 16, 2021, the Company issued a press release announcing the appointment of Mr. Gangestad as Senior Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description

99	Press release of Registrant dated February 16, 2021

104	Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, Chief People and Legal Officer

Date: February 16, 2021